                                                                    EXHIBIT 12.1

          COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

                                                                NINE MONTHS ENDED
                          FISCAL YEAR ENDED SEPTEMBER 30,           JUNE 30,                   PRO FORMA
                          ---------------------------------  ------------------------  -------------------------
                                                                                        FISCAL YEAR  NINE MONTHS
                                                                                           ENDED        ENDED
                                                                                       SEPTEMBER 30,  JUNE 30,
                            1993        1994        1995        1995         1996          1995         1996
                          ---------  ----------  ----------  -----------  -----------  ------------- -----------
Loss before income tax..  $(846,102) $ (906,461) $ (497,812) $(1,534,186) $(2,877,117)  $(5,697,709) $(2,436,695)
Interest expense........    529,720   3,515,752   8,019,072    5,541,417    8,192,817    12,821,442    8,561,697
                          ---------  ----------  ----------  -----------  -----------   -----------  -----------
 Earnings (Loss) to
  cover fixed charges...   (316,382)  2,609,291   7,521,260    4,007,231    5,315,700     7,123,733    6,125,002
                          =========  ==========  ==========  ===========  ===========   ===========  ===========
Interest expense........    529,720   3,515,752   8,019,072    5,541,417    8,192,817    12,821,442    8,561,697
                          ---------  ----------  ----------  -----------  -----------   -----------  -----------
 Fixed Charges..........    529,720   3,515,752   8,019,072    5,541,417    8,192,817    12,821,442    8,561,697
                          =========  ==========  ==========  ===========  ===========   ===========  ===========
Deficiency of Earnings
 to Cover Fixed
 Charges(1).............  $ 846,102  $  906,461  $  497,812  $ 1,534,186  $ 2,877,117   $ 5,697,709  $ 2,436,695
                          =========  ==========  ==========  ===========  ===========   ===========  ===========

- ---------------------
(1) Represents the amount earnings are deficient to cover the fixed charges. This was calculated by subtracting the earnings from fixed charges.